Exhibit 99.1

BPO Management Services Reports Financial Results for the First Quarter of 2008, Ended March 31
Tuesday May 27, 5:22 pm ET

Revenue Rises 265% from the Same Period of 2007

ANAHEIM, Calif., May 27 /PRNewswire-FirstCall/ -- BPO Management Services, Inc., (OTC Bulletin Board: BPOM - News), a full-service business process outsourcing company focused on serving middle-market enterprises, announced its financial results for the first quarter of 2008, ended March 31, 2008.

    First Quarter 2008 Financial Highlights

--
Revenue for the first quarter, ended March 31, 2008 rose 265% to $7.3 million from $2.0 million for the same period in the prior year. This significant growth in revenue primarily resulted from the acquisitions completed in the second and fourth quarter of 2007.

--
Operating income from its three operating segments (which excludes all corporate operating expenses), before depreciation and amortization, for the first quarter ended March 31, 2008, increased to $77,220 from  an operating loss of $399,464 for the same period in the prior year.

--
Operating loss increased to $1,655,807 for the first quarter, ended March 31, 2008, from a loss of $865,476 for the same period in the prior year. Non-cash charges associated with stock based compensation, depreciation and amortization, totaling $991,521 in the first quarter of 2008, versus charges of $160,701 for these same items in the comparable quarter of 2007 were responsible for the increase in operating loss. In addition, deferred compensation of $110,289 is included in the 2008 expense and was recorded later in the year for 2007. Excluding these items the operating loss was reduced to $553,997 from a comparable operating loss of $704,775 for the same period in the prior year.

Review and Outlook

Chairman and CEO Patrick Dolan said, "We are pleased to announce our continuing improvement in both top and bottom line financial performance from our combined operating segments. We continue to execute on our business plan to establish BPOMS as the leading provider of BPO services to the middle market and anticipate that the results of those efforts will be evident in the coming quarters."

"Looking forward we remain very optimistic concerning our business prospects for 2008 and beyond," Dolan said. "Our recent warrant exercise, which raised $5.6 million, has provided the company with a stronger balance sheet to support the continued execution of our business plan," he added.

"As a legitimate alternative to large Tier 1 service providers for middle market customers, BPOMS offers a comprehensive service offering with a high-touch customer service that is priced to suit middle market needs. As a result, we believe we will continue to experience dramatic business growth. By consolidating the best technologies and business processes in what is currently a very fragmented marketplace, we continue to position ourselves to become the leading provider of end-to-end back office sourcing solutions for middle market enterprises," Dolan concluded.

About BPO Management Services, Inc.

BPO Management Services (BPOMS) is a business process outsourcing (BPO) service provider that offers a diversified range of on-demand services, including human resources, information technology, enterprise content management, and finance and accounting, to support the back-office business functions of middle-market enterprises on an outsourced basis. BPOMS supports middle-market businesses new to the BPO market, established businesses that already outsource, and businesses seeking to maximize return-on-investment from their in-house workforce. For more information, please visit http://www.bpoms.com

Forward Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of BPO Management Services, Inc. (the "Company") to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at http://www.sec.gov under "Search for Company Filings."

     PR/Media Relations Contact:
     Richard Stern
     Stern & Co.
     richstern@sternco.com
     Tel: 212-888-0044

     Alison Simard
     Stern & Co.
     arsimard@sternco.com
     Tel: 323-650-7117

     IR Contact:
     Arun Chakraborty
     achakrab@sternco.com
     212-888-0044

     Company Contact:
     BPO Management Services, Inc.
     Patrick Dolan, Chairman & CEO
     patrick.dolan@bpoms.com